                                                                    EXHIBIT 99.3

                       CENTERPOINT ENERGY RESOURCES CORP.

                LETTER TO DEPOSITORY TRUST COMPANY PARTICIPANTS

                                      FOR

                           TENDER OF ALL OUTSTANDING

      7.875% SENIOR NOTES DUE 2013, SERIES A              5.95% SENIOR NOTES DUE 2014, SERIES A
            IN EXCHANGE FOR REGISTERED                          IN EXCHANGE FOR REGISTERED
      7.875% SENIOR NOTES DUE 2013, SERIES B              5.95% SENIOR NOTES DUE 2014, SERIES B

THE EXCHANGE OFFER FOR EACH SERIES OF OLD NOTES WILL EXPIRE AT 5:00 P.M., NEW
YORK CITY TIME, ON           , 2003, UNLESS EXTENDED (THE "EXPIRATION DATE").
OLD NOTES OF A SERIES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE FOR THAT SERIES.

To Depository Trust Company Participants:

     We are enclosing herewith the materials listed below relating to the offer by CenterPoint Energy Resources Corp. (the "Company") to exchange its 7.875% Senior Notes due 2013, Series B and 5.95% Senior Notes due 2014, Series B (collectively, the "New Notes"), the issuance of which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), for like principal amounts of the Company's issued and outstanding 7.875% Senior Notes due 2013, Series A and 5.95% Senior Notes due 2014, Series A (collectively, the "Old Notes"), respectively, which offer consists of separate, independent offers to exchange the New Notes of each series for Old Notes of the respective series (each, an "Exchange Offer," and sometimes collectively, the "Exchange Offer"), upon the terms and subject to the conditions set forth in the Company's
prospectus dated           , 2003 and the related Letter of Transmittal.

     We are enclosing copies of the following documents:

          1. Prospectus dated           , 2003;

          2. Letter of Transmittal (together with accompanying Substitute Form W-9 Guidelines);

          3. Notice of Guaranteed Delivery; and

          4. Letter that may be sent to your clients for whose account you hold Old Notes in your name or in the name of your nominee, with space provided for obtaining such client's instructions with regard to the Exchange Offer.

     We urge you to contact your clients promptly. Please note that each
Exchange Offer will expire at 5:00 p.m., New York City time, on           ,
2003, unless extended.

     The Exchange Offer for Old Notes of each series is not conditioned upon any minimum aggregate principal amount of Old Notes of that series being tendered for exchange or upon the consummation of the Exchange Offer for Old Notes of any other series.

     Under the Letter of Transmittal, each holder of Old Notes will represent to the Company that:

     - any New Notes received are being acquired in the ordinary course of business of the person receiving such New Notes;

     - such person does not have an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities
       Act) of the Old Notes or the New Notes;

     - such person is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company, or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

     - if such person is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of the New Notes;

     - if such person is a broker-dealer, it is not tendering Old Notes acquired directly from the Company or one of the Company's affiliates;

     - if such person is a broker-dealer, it will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, and it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, such person will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act; and

     - such person is not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

     The enclosed Letter to Clients contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations.

     The Company will not pay any fee or commission to any broker or dealer or to any other person (other than the Exchange Agent) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to it, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.

     Additional copies of the enclosed material may be obtained from us upon request.

                                         Very truly yours,

                                         JPMORGAN CHASE BANK

                                        2